Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2009 with respect to the consolidated financial statements of ATS Corporation and subsidiary included in the Annual Report of ATS Corporation on Form 10-K for the year ended December 31, 2008 which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

McLean, Virginia
August 7, 2009